UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant To Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




                        Date of Report: October 20, 2003

                Date of earliest event reported: October 17, 2003



                       RIGHT MANAGEMENT CONSULTANTS, INC.
               (Exact name of registrant as specified in charter)




                                  Pennsylvania
         (State or other jurisdiction of incorporation or organization)

                  0-15539                              23-2153729
         (Commission file number)         (IRS employer identification number)

            1818 Market Street
        Philadelphia, Pennsylvania                       19103
 (Address of principal executive offices)              (zip code)



                                 (215) 988-1588
              (Registrant's telephone number, including area code)

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Item 5.    Other Matters.

On October 17, 2003, Right Management Consultants, Inc. (the Company) issued a press release announcing that the investor group comprised of Richard J. Pinola, Chairman and Chief Executive Officer, and certain senior executives of the Company together with an affiliate of Hellman & Friedman LLC, a private equity investment firm, had extended until October 31, 2003 the expiration date of its proposal to purchase all of the Company's outstanding common shares, other than those being retained by members of the management group, for a cash price of $17.00 per share. The proposal was previously set to expire on October 17, 2003, and was extended at the request of the Special Committee of the Company's independent directors, which is evaluating strategic alternatives available to the Company. A copy of the press release is filed as Exhibit 99.1 of this Form 8-K.

                                   SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.



Date:  October 20, 2003               RIGHT MANAGEMENT CONSULTANTS, INC.
                                      (Registrant)



                                      By:    /s/ Charles J. Mallon
                                             ----------------------------------
                                             Charles J. Mallon
                                             Executive Vice President and Chief
                                             Financial Officer

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                                TABLE OF EXHIBITS

Exhibit No.    Description

Exhibit 99.1 Press Release issued by Right Management Consultants, Inc. on October 17, 2003